As filed with the Securities and Exchange Commission on May 20, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NPS PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	87-0439579
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

550 Hills Drive, 3rd Fl.
Bedminster, New Jersey  07921

(Address of Principal Executive Offices)

2005 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Andrew Rackear, Senior Vice President, General Counsel and Secretary

NPS Pharmaceuticals, Inc.

550 Hills Drive, 3rd Fl.
Bedminster, New Jersey  07921

Telephone: (908) 450-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Lawrence Goodman, Esq.

Curtis, Mallet-Prevost, Colt & Mosle LLP

101 Park Avenue

New York, New York 10178

(212) 696-6000

(Counsel to the Registrant)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.001 par value per share	1,800,000	$3.405	$6,129,000	$342

(1)           Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes additional securities that may be offered or issued as part of any stock split, stock dividend or similar transaction.

(2)           Calculated using the average of the high and low sales price of the Registrant’s Common Stock on the NASDAQ Global Market on May 13, 2009 pursuant to paragraph (c) and (h) of Rule 457 under the Securities Act.

INTRODUCTORY STATEMENT

This Registration Statement on Form S-8 is being filed by NPS Pharmaceuticals, Inc. (the “Company”) to register an additional 1,800,000 shares of the Company’s Common Stock reserved for issuance under the 2005 Omnibus Incentive Plan.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Company’s registration statement on Form S-8, Registration No. 333-126823, filed with the Securities and Exchange Commission (the “Commission”) on July 22, 2005.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                   Incorporation of Documents by Reference.

The Company hereby incorporates by reference the following documents filed with the Commission:

(a) The Company’s Annual Report on Form 10-K filed for the fiscal year ended December 31, 2008, filed on March 16, 2009;

(b) The Company’s Definitive Proxy Statement filed on April 14, 2009;

(c) The Company’s Quarterly Report on Form 10-Q filed for the fiscal quarter ended March 31, 2009, filed on May 5, 2009;

(d) The Company’s Current Reports on Form 8-K filed on January 26, 2009 and April 13, 2009;

(e)  The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on May 23, 1994, including any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions of such documents deemed not to be filed) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.                   Description of Securities.

Not applicable.

Item 5.                   Interests of Named Experts and Counsel.

Not applicable.

Item 6.                   Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933.  The Company’s Bylaws also provide that it will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent not prohibited by Delaware law.

The Company’s Amended Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders.  These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.  The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Company entered into agreements with its directors and executive officers that require it to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or a director or officer of one of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 7.                   Exemption from Registration Claimed.

Not applicable.

Item 8.                   Exhibits.

		Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
4.1A	Amended and Restated Certificate of Incorporation of the Registrant.	10-K	000-23272	03/08/2005	3.1A

4.1B	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.	S-3	333-45274	09/06/2000	3.3

4.1C	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, dated December 18, 1996.	8-K	000-23272	12/19/1996	4.1

4.1D	Amendment to Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, dated September 5, 2000.	S-3	333-45274	09/06/2000	3.3

4.1E	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant, dated September 30, 2003.	10-K	000-23272	02/10/2004	3.1E

4.2A	Amended and Restated Bylaws of the Registrant.	10-K	000-23272	03/08/2005	3.1A

4.2B	Certificate of Adoption of Amendments to the Amended and Restated Bylaws of the Registrant, dated February 19, 2003.	10-K	000-23272	03/21/2003	3.2B

4.3	Specimen Common Stock Certificate.	S-1	333-74318	1/21/1994	4.1

		Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
4.4A	Rights Agreement, dated as of December 4, 1996, between the Registrant and American Stock Transfer & Trust, Inc., with Exhibit A, Form of Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant; Exhibit B, Form of Right Certificate; and Exhibit C, Summary of Rights to Purchase Shares of Preferred Stock of the Registrant.	8-K	000-23272	12/19/1996	4.1

4.4B	First Amendment to the Rights Agreement and Certificate of Compliance with Section 27 thereof, dated December 31, 2001.	8-A/A	000-23272	02/21/2003	4.3

4.4C	Second Amendment to the Rights Agreement and Certificate of Compliance with Section 27 thereof, dated February 19, 2003.	8-A/A	000-23272	12/31/2001	4.2

4.5	2005 Omnibus Incentive Plan of the Registrant, as amended and restated through May 14, 2009.	8-K	000-23272	05/18/2009	10.1

5.1	Opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP as to the legality of the shares being registered.					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Curtis, Mallet-Prevost, Colt & Mosle LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).					X

Item 9.                   Undertakings.

The undersigned Company hereby undertakes:

(a)  (1)                 To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)             That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)              The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bedminster, New Jersey, on this 20th day of May, 2009.

NPS Pharmaceuticals, Inc.

By:	/s/ Francois Nader
Name: Francois Nader
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Rackear and Luke M. Beshar, and each of them acting individually, as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and such counterparts shall together constitute one and the same instrument.  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Francois Nader
Francois Nader	Director, President and Chief Executive Officer (principal executive officer)	May 20, 2009

/s/ Luke M. Beshar
Luke M. Beshar	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	May 20, 2009

/s/ Michael W. Bonney
Michael W. Bonney	Director	May 20, 2009

/s/ James G. Groninger
James G. Groninger	Director	May 20, 2009

/s/ Donald E. Kuhla
Donald E. Kuhla	Director	May 20, 2009

/s/ Rachel R. Selisker
Rachel R. Selisker	Director	May 20, 2009

/s/ Peter G. Tombros
Peter G. Tombros	Chairman of the Board of Directors	May 20, 2009

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
4.1A	Amended and Restated Certificate of Incorporation of the Registrant.	10-K	000-23272	03/08/2005	3.1A

4.1B	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.	S-3	333-45274	09/06/2000	3.3

4.1C	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, dated December 18, 1996.	8-K	000-23272	12/19/1996	4.1

4.1D	Amendment to Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, dated September 5, 2000.	S-3	333-45274	09/06/2000	3.3

4.1E	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant, dated September 30, 2003.	10-K	000-23272	02/10/2004	3.1E

4.2A	Amended and Restated Bylaws of the Registrant.	10-K	000-23272	03/08/2005	3.1A

4.2B	Certificate of Adoption of Amendments to the Amended and Restated Bylaws of the Registrant, dated February 19, 2003.	10-K	000-23272	03/21/2003	3.2B

4.3	Specimen Common Stock Certificate.	S-1	333-74318	1/21/1994	4.1

4.4A	Rights Agreement, dated as of December 4, 1996, between the Registrant and American Stock Transfer & Trust, Inc., with Exhibit A, Form of Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant; Exhibit B, Form of Right Certificate; and Exhibit C, Summary of Rights to Purchase Shares of Preferred Stock of the Registrant.	8-K	000-23272	12/19/1996	4.1

4.4B	First Amendment to the Rights Agreement and Certificate of Compliance with Section 27 thereof, dated December 31, 2001.	8-A/A	000-23272	02/21/2003	4.3

4.4C	Second Amendment to the Rights Agreement and Certificate of Compliance with Section 27 thereof, dated February 19, 2003.	8-A/A	000-23272	12/31/2001	4.2

4.5	2005 Omnibus Incentive Plan of the Registrant, as amended and restated through May 14, 2009.	8-K	000-23272	05/18/2009	10.1

5.1	Opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP as to the legality of the shares being registered.					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.					X

Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
23.2	Consent of Curtis, Mallet-Prevost, Colt & Mosle LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).					X